FIRST AMENDMENT TO

DISTRIBUTION AGREEMENT

This first amendment (“Amendment”) to the Distribution Agreement (the “Agreement”) dated as of January 1, 2020 by and between Driehaus Mutual Funds (the “Client”) and Foreside Financial Services, LLC (“Distributor”) is entered into as of April 10, 2020 (the “Effective Date”).

WHEREAS, Client and Distributor (“Parties”) desire to amend Exhibit A of the Agreement to reflect the addition of one Fund; and

WHEREAS, Section 18 of the Agreement requires that all amendments and modifications to the Agreement be in writing and executed by the Parties.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.	Capitalized terms not otherwise defined herein shall have the meanings set forth in Agreement.

2.	Exhibit A of the Agreement is hereby deleted in its entirety and replaced by the Exhibit A attached hereto which reflects the addition of Driehaus Small/Mid Cap Growth Fund.

3.	Except as expressly amended hereby, all of the provisions of the Agreement shall remain unamended and in full force and effect to the same extent as if fully set forth herein.

4.	This Amendment shall be governed by, and the provisions of this Amendment shall be construed and interpreted under and in accordance with, the laws of the State of Delaware.

IN WITNESS WHEREOF, the Parties hereto have caused this Amendment to be executed in their names and on their behalf by and through their duly authorized officers, as of the Effective Date.

DRIEHAUS MUTUAL FUNDS		FORESIDE FINANCIAL SERVICES, LLC

By:	/s/ Janet McWilliams	By:	/s/Mark Fairbanks
	Janet McWilliams		Mark A. Fairbanks, Vice President
Chief Legal Officer

EXHIBIT A

Fund Names

Alternative Funds

NSCC number: 5923

Transfer Agent: UMB Fund Services, Inc.

Name	Symbol	Cusip #	Share Class
Driehaus Active Income Fund (640)	LCMAX	262028855	N/A
Driehaus Event Driven Fund (643)	DEVDX	262028814	N/A
Driehaus Multi-Asset Growth Economies Fund (644)	DMAGX	262028764	N/A

Equity Funds

NSCC number: 6642

Transfer Agent: BNY Mellon Asset Servicing

Name	Symbol	Cusip #	Share Class
Driehaus Emerging Markets Growth Fund (03)	DREGX	262028301	Investor
Driehaus Emerging Markets Growth Fund (23)	DIEMX	262028756	Institutional
Driehaus Emerging Markets Small Cap Growth Fund (13)	DRESX	262028830	N/A
Driehaus International Small Cap Growth Fund (09)	DRIOX	262028806	N/A
Driehaus Micro Cap Growth Fund (14)	DMCRX	262028798	N/A
Driehaus Small Cap Growth Fund (16)	DVSMX	262028749	Investor
Driehaus Small Cap Growth Fund (36)	DNSMX	262028731	Institutional
Driehaus Small/Mid Cap Growth Fund	DSMDX	262028723	Institutional